Automation and Drives

For the business and trade press

Nuremberg, January 25, 2007

Siemens to acquire UGS Corp.

Siemens Automation and Drives becomes worldwide first supplier of software and hardware across the complete lifecycle of products

Siemens moves to expand its industrial software portfolio through a definitive agreement to acquire UGS Corp., Texas, USA, a worldwide leading provider of Product Lifecycle Management (PLM) software and services. The agreement was made between Siemens and the current owners Bain Capital, Silver Lake Partners and Warburg Pincus. The purchase price amounts to US $3.5 billion, including assumption of existing debt. The activities of UGS are to be assigned to the Siemens Automation and Drives Group (A&D). A&D will thus become the first supplier for the manufacturing industries to provide an end-to-end software and hardware portfolio encompassing the complete lifecycle of products and production facilities. The transaction is subject to the approval by the relevant authorities.

With a global workforce of 7,300 and more than 46,000 customers in 62 countries, UGS, headquartered in Plano, Texas, U.S., is a worldwide leader in PLM software and services. PLM is a mission-critical, enterprise business platform that helps companies innovate and grow by enabling them to digitally create, build and manage their products. UGS is a supplier to customers in the automotive, aerospace and defense, consumer goods, electronics and machinery industries around the world. UGS and Siemens A&D already started their business relationship in 2003 with joint projects addressing digital manufacturing technology.

UGS’ software portfolio covers the entire array of collaborative Product Data Management (cPDM), computer-aided design/computer-aided manufacturing/computer-aided engineering (CAD/CAM/CAE) and digital manufacturing simulation (‘digital factory’), the company holds strong revenue and market share positions globally in digital manufacturing and cPDM – the fastest-growing segments within the PLM market. In fiscal 2005, the company reported revenue of just under US$1.2 billion, in the Third Quarter 2006, the company reported its 13th consecutive quarter of year-over-year revenue growth.

“With the acquisition of UGS, we combine its competence in the sector of digital factories with our leading know-how in industrial automation. This combination makes our customers’ processes faster, better and more cost efficient. With the unique combination, we underscore our position as a trendsetter in automation systems and bring this business into a new dimension,” said Klaus Kleinfeld, President and CEO of Siemens AG.

The offer of Siemens A&D is based on a comprehensive, technologically consistent product portfolio (‘Totally Integrated Automation’), enabling Siemens to provide every customer with an integrated package of engineering and automation systems. By integrating more than 3000 software engineers of UGS, the Group will employ around 7000 software experts in total. Helmut Gierse, President of Siemens A&D, explains: “Seamless flow of information and data enable collaboration across the whole value chain. This is becoming crucial to increase productivity in the manufacturing industries where the competitive pressure is constantly rising. With the combined portfolio of A&D and UGS, our customers will be able to enter a complete new scale of efficiency, whether they are manufacturers, engineering service partners, system integrators or machine builders. Integrated solutions will lead to reduced production costs, higher product quality, shorter time to market and increased flexibility toward market trends. On the basis of our unique offer, we aim at a long term continuation of sustainable value enhancement for A&D.”

The world market for PLM software and services has a volume of approximately US$13 billion with projected yearly growth rates of 7 percent to 9 percent. From a technological point of view, the market will be influenced by the convergence of product lifecycle, manufacturing and enterprise information technologies in many segments. The previous islands of product development, manufacturing and service software will increasingly transform into one integrated systems business. This enables a complete-solution supplier to achieve higher growth rates, greater value added and possibilities for differentiation from competitors.
The design of future production systems will reach from the creative product-design process with CAD tools to the choice and design of logistics, service and recycling strategies. Through the use of smart and modular mechatronic systems, production will be changed and adjusted swiftly and flexibly. One of the key differentiating factors of success will be the early engineering phase establishing a digital link between product development and production, including product traceability facilities and possibilities to synchronise with merchandise management systems.

Siemens A&D and UGS are each known for their leadership in open standards and interfaces in their respective industries. “By combining expertise in the physical world of automation and the virtual world of PLM software, Siemens will be the only company able to offer integrated software and hardware solutions to its customers throughout their whole production process. All our future industrial software and hardware products will support today’s and future leading interfaces and standards. We aim to be the first to market with innovative digital factory solutions, which truly unify the engineering and automation domain,” stated Gierse.

“The combination of Siemens and UGS is a clear game-changer in the global PLM industry due to our shared vision of ‘Totally Integrated Automation,’” said Tony Affuso, chairman, CEO and president of UGS. “Our customers win through the backing of the long-term security of their system investments provided by one of the world’s largest and most successful and innovative companies. In addition, we are able to provide added value to Siemens’ customers by virtue of being the most practiced PLM provider in open systems, which eases integration with the Siemens technology already in place in all of our key markets.”

You can find this text on the Internet at: www.siemens.com/automation/press

Press Contacts:

Siemens A&D Press Office Alexander Machowetz ++49 911 895 7944 alexander.machowetz@siemens.com	UGS Corporate and Financial PR John Clendening ++ 1 972 987 3358 john.clendening@ugs.com

UGS is a leading global provider of product lifecycle management (PLM) software and services with 4.4 million licensed seats and 46,000 customers worldwide.  Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging Uppsala’s open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation.  For more information on UGS products and services, visit www.ugs.com.

Siemens Automation and Drives (A&D), Nuremberg, Germany, is the worldwide leading supplier in this field. Products developed by A&D include standard products for the manufacturing and process industries and for the electrical installation industry as well as system solutions, for example for machine tools, and solutions for whole industries such as the automation of entire automobile factories or chemical plants. Supplementing this range of products and services, A&D also offers software for linking production and management (horizontal and vertical IT integration) and for optimizing production processes. A&D employs 70,528 people worldwide and in fiscal year 2006 (to September 30) earned a group profit of €1.572 billion on sales of €12.848 billion and orders of €14.108 billion.
www.siemens.com/automation

A conference call for financial analysts and investors with Dr. Klaus Kleinfeld, CEO of Siemens AG, Joe Kaeser, CFO of Siemens AG and Helmut Gierse, Group President of Siemens A&D will take place on January 25 at 08:30 a.m. (CEST). This conference call can be followed in the Internet at: www.siemens.com/analystcall.

This press release contains forward-looking statements and information – that is, statements related to future, not past, events. These statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. Such statements are based on our current expectations and certain assumptions, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond Siemens’ control, affect its operations, performance, business strategy and results and could cause the actual results, performance or achievements of Siemens worldwide to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. For us, particular uncertainties arise, among others, from changes in general economic and business conditions, changes in currency exchange rates and interest rates, introduction of competing products or technologies by other companies, lack of acceptance of new products or services by customers targeted by Siemens worldwide, changes in business strategy and various other factors. More detailed information about certain of these factors is contained in Siemens’ filings with the SEC, which are available on the Siemens website, www.siemens.com and on the SEC’s website, www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the relevant forward-looking statement as anticipated, believed, estimated, expected, intended, planned or projected. Siemens does not intend or assume any obligation to update or revise these forward-looking statements in light of developments which differ from those anticipated.